Lucien Lallouz
2875 NE 191st Street, Suite PH2
Aventura, Florida 33180
Phone (786) 200-9374

***Via Facsimile to* : 813-885-5911**

Board of Directors
Omnireliant Holdings, Inc.
4218 West Linebaugh Avenue
Tampa FL 33624

January 3, 2008

Re: **Official Resignation as Director of Omnireliant Holdings Inc.**

Gentlemen,

I hereby resign as **Director** of the board of directors of **Omnireliant Holdings, Inc.** My resignation is effective as of **January 1, 2008**. This resignation is a result of my involvement with other business interests.

I wish you and Omnireliant Holdings, Inc., the best of luck in the future.

Dated: January 3, 2008

Sincerely,

Lucien Lallouz

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